SMITH BARNEY INVESTMENT TRUST
on behalf of the
SMITH BARNEY EAFE INDEX FUND

FORM OF ADMINISTRATION AGREEMENT

October 13, 1999


SSB Citi Fund Management LLC
388 Greenwich Street
New York, New York 10013

Dear Sirs:

	Smith Barney Investment Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of its sub-trust Smith Barney EAFE Index Fund (the "Fund"), confirms its agreement with SSB Citi Fund Management
LLC ("SSB Citi") as follows:

	1.	Investment Description; Appointment

	The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Trust's Amended and Restated Master Trust
Agreement (the "Master Trust Agreement"), as amended from time to time, in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, and in such manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Fund's
Prospectus, Statement of Additional Information and the Master Trust Agreement have been submitted to SSB
Citi. The Trust desires to employ and hereby appoints
SSB Citi as its administrator. SSB Citi accepts this appointment and agrees to furnish services for the compensation set forth below.

	2.	Services as Administrator

	Subject to the supervision and direction of the Board of Trustees of the Trust, SSB Citi will (a) assist in supervising all aspects of the Fund's operations except those performed by other parties pursuant to written agreements with the Fund; (b) supply the Fund with office facilities (which may be in SSB Citi's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services, including but not limited to, the calculation of (i) net asset value of shares of the Fund and (ii) service fees, internal auditing and legal services, internal executive and administrative services, and stationary and office supplies; and (c) prepare reports to the shareholders of the Fund, tax returns and reports to and filings with the Securities and Exchange Commission (the
"SEC") and state blue sky authorities.

	3.	Compensation

	In consideration of services rendered pursuant to this Agreement, the Fund will pay SSB Citi on the first business day of each month a fee for the previous month at the annual rate of 0.15% of the Fund's average daily net assets. The fee for the period from the date the Fund's initial registration statement is declared effective by the SEC to the end of the month during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of the month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to SSB Citi, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and Statement of Additional Information as from time to time in effect.

	4.	Expenses

	SSB Citi will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of SSB Citi; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; certain insurance premiums; outside auditing and legal expenses, costs of maintenance of corporate existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings, and meetings of the officers or Board of Trustees of the Trust; and any extraordinary expenses.
In addition, the Fund will pay all fees pursuant to a Shareholder Services Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended (the
"1940 Act").

	5.	Standard of Care

	SSB Citi shall exercise its best judgment in rendering the services listed in paragraph 2 above.
SSB Citi shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates provided that nothing in this Agreement shall be deemed to protect or purport to protect SSB Citi against liability to the Fund or to its shareholders to which SSB Citi would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of SSB Citi's reckless disregard of its obligations and duties under this Agreement.

	6.	Term of Agreement

	This Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board.

	7.	Service to Other Companies or Accounts

	The Trust understands that SSB Citi now acts, will continue to act and may act in the future as administrator, investment manager, investment adviser or subadviser to one or more other investment companies, and the Trust has no objection to SSB Citi so acting. The Trust understands that the persons employed by SSB Citi to assist in the performance of SSB Citi's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of SSB
Citi or any affiliate of SSB Citi to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8.	Indemnification

	The Fund agrees to indemnify SSB Citi and its officers, directors, employees, affiliates, controlling persons, agents (including persons to whom responsibilities are delegated hereunder)
("indemnitees") against any loss, claim, expense or cost of any kind (including reasonable attorney's fees) resulting or arising in connection with this Agreement or from the performance or failure to perform any act hereunder, provided that no such indemnification shall be available if the indemnitee violated the standard of care in paragraph 5 above.
This indemnification shall be limited by the 1940 Act, and relevant state law. Each indemnitee shall be entitled to advancement of its expenses in accordance with the requirements of the 1940 Act and the rules, regulations and interpretations thereof as in effect from time to time.

	9.	Limitation of Liability

	The Trust and SSB Citi agree that the
obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Fund, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Master Trust Agreement.

	If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.


					Very truly yours,

					Smith Barney Investment
Trust
   Smith Barney EAFE
Index Fund


					By: /s/

					Title: Chairman of the
Board

Accepted:

SSB Citi Fund Management LLC


By: /s/
Title:


APPENDIX A


ADMINISTRATIVE SERVICES

Fund Accounting. Fund accounting services involve comprehensive accrual-based recordkeeping and management information. They include maintaining a fund's books and records in accordance with the Investment Company Act of 1940, as amended (the "1940
Act"), net asset value calculation, daily dividend calculation, tax accounting and portfolio accounting.

	The designated fund accountants interact with the Fund's custodian, transfer agent and investment adviser daily. As required, the responsibilities of each fund accountant may include:

	-	Cash Reconciliation - Reconcile prior
day's ending cash balance per custodian's records and the accounting system to the prior day's ending cash balance per fund accounting's cash availability report;

	-	Cash Availability - Combine all activity
affecting the Fund's cash account and
produce a net cash amount available for
investment;

	-	Formal Reconciliations - Reconcile system
generated reports to prior day's
calculations of interest, dividends,
amortization, accretion, distributions,
capital stock and net assets;

	-	Trade Processing - Upon receipt of
instructions from the investment adviser review, record and transmit buys and sells to the custodian;

	-	Journal Entries - Input entries to the
accounting system reflecting shareholder activity and Fund expense accruals;

	-	Reconcile and Calculate N.O.A. (net other
assets) - Compile all activity affecting asset and liability accounts other than investment account;

	-	Calculate Net Income, Mil Rate and Yield
for Daily Distribution Funds - Calculate income on purchase and sales, calculate change in income due to variable rate change, combine all daily income less expenses to arrive at net income, calculate mil rate and yields (1 day, 7 day and 30 day);

	-	Mini-Cycle (except for Money Market Funds)
- Review intra day trial balance and
reports, review trial balance N.O.A.;

	-	Holdings Reconciliation - Reconcile the
portfolio holdings per the system to
custodian records;

	-	Pricing - Determine N.A.V. for Fund using
market value of all securities and
currencies (plus N.O.A.), divided by the shares outstanding, and investigate securities with significant price changes
(over 5%);

	-	Money Market Fund Pricing - Monitor
valuation for compliance with Rule 2a-7;

	-	System Check-Back - Verify the change in
market value of securities which saw
trading activity per the system;

	-	Net Asset Value Reconciliation - Identify
the impact of current day's Fund activity on a per share basis;

	-	Reporting of Price to NASDAQ - 5:30 P.M.
is the final deadline for Fund prices
being reported to the newspaper;

	-	Reporting of Price to Transfer Agent-
N.A.V.s are reported to transfer agent
upon total completion of above activities.

	In addition, fund accounting personnel:
communicate corporate actions of portfolio holdings to portfolio managers; initiate notification to custodian procedures on outstanding income receivables; provide information to the Fund's treasurer for reports to shareholders, SEC, Board members, tax authorities, statistical and performance reporting companies and the Fund's auditors; interface with the Fund's auditors; prepare monthly reconciliation packages, including expense pro forma; prepare amortization schedules for premium and discount bonds based on the effective yield method; prepare vault reconciliation reports to indicate securities currently "out-for-transfer;" and calculate daily expenses based on expense ratios supplied by Fund's treasurer.

Financial Administration. The financial administration services made available to the Fund fall within three main categories: Financial
Reporting; Statistical Reporting; and Publications.
The following is a summary of the services made available to the Fund by the Financial Administration
Division:

		Financial Reporting

		-	Coordinate the preparation and
review of the annual, semi-annual
and quarterly portfolio of
investments and financial statements
included in the Fund's shareholder
reports.

		Statistical Reporting

		-	Total return reporting;

		-	SEC 30-day yield reporting and 7-day
yield reporting (for money market
funds);

		-	Prepare dividend summary;

		-	Prepare quarter-end reports;

		-	Communicate statistical data to the
financial media (Donoghue, Lipper,
Morningstar, et al.)

		Publications

		-	Coordinate the printing and mailing
process with outside printers for
annual and semi-annual reports,
prospectuses, statements of
additional information, proxy
statements and special letters or
supplements;

		-	Provide graphics and design
assistance relating to the creation
of marketing materials and
shareholder reports.

Treasury. The following is a summary of the treasury services available to the
Fund:

		-	Provide a Treasurer and Assistant
Treasurer for the Fund;

		-	Determine expenses properly
chargeable to the Fund;

		-	Authorize payment of bills for
expenses of the Fund;

		-	Establish and monitor the rate of
expense accruals;

		-	Prepare financial materials for
review by the Fund's Board (e.g.,
Rule 2a-7, 10f-3, 17a-7 and 17e-1
reports, repurchase agreement dealer
lists, securities transactions);

		-	Recommend dividends to be voted by
the Fund's Board;

		-	Monitor mark-to-market comparisons
for money market funds;

		-	Recommend valuation to be used for
securities which are not readily
saleable;

		-	Function as a liaison with the
Fund's outside auditors and
arrange for audits;

		-	Provide accounting, financial and
tax support relating to portfolio
management and any contemplated
changes in the Fund's structure or
operations;

		-	Prepare and file forms with the
Internal Revenue Service

			*	Form 8613
			*	Form 1120-RIC
			*	Board Members' and
Shareholders' 1099s
			*	Mailings in connection with
Section 852 and related
regulations.

Legal and Regulatory Services. The legal and regulatory services made available to the Fund fall within four main areas: SEC and Public Disclosure
Assistance; Corporate and Secretarial Services;
Compliance Services; and Blue Sky Registration. The following is a summary of the legal and regulatory services available to the Fund:

		SEC and Public Disclosure Assistance

		-	File annual amendments to the Fund's
registration statements, including
updating the prospectus and
statement of additional information
where applicable;

		-	File annual and semi-annual
shareholder reports with the
appropriate regulatory agencies;

		-	Prepare and file proxy statements;

		-	Review marketing material for SEC
and NASD clearance;

		-	Provide legal assistance for
shareholder communications.

		Corporate and Secretarial Services

		-	Provide a Secretary and an Assistant
Secretary for the Fund;

		-	Maintain general corporate calendar;

		-	Prepare agenda and background
materials for Fund board meetings,
make presentations where
appropriate, prepare minutes and
follow-up matters raised at Board
meetings;

		-	Organize, attend and keep minutes of
shareholder meetings;

		-	Maintain Articles of Incorporation
and By-Laws of the Fund.

		Legal Consultation and Business Planning

		-	Provide general legal advice on
matters relating to portfolio
management, Fund operations and any
potential changes in the Fund's
investment policies, operations or
structure;

		-	Maintain continuing awareness of
significant emerging regulatory and
legislative developments which may
affect the Fund, update the Fund's
Board and the investment adviser on
those developments and provide
related planning assistance where
requested or appropriate;

		-	Develop or assist in developing
guidelines and procedures to improve
overall compliance by the Fund and
its various agents;

		-	Manage Fund litigation matters and
assume full responsibility for the
handling of routine Fund
examinations and investigations by
regulatory agencies.

		Compliance Services

		The Compliance Department is responsible for preparing compliance manuals, conducting seminars for fund accounting and advisory personnel and performing on-going testing of the Fund's portfolio to assist the Fund's investment adviser in complying with prospectus guidelines and limitations, 1940 Act requirements and Internal Revenue Code requirements.
The Department may also act as liaison to the SEC during its routine examinations of the Fund.

		State Regulation

		The State Regulation Department operates in a fully automated environment using blue sky registration software developed by Price Waterhouse.
In addition to being responsible for filing the initial and on-going notice filings for shares in each state, the Department acts as liaison between the Fund and state regulators, and monitors and reports on shares sold and remaining shares available for sale.
WED\1999\MISC\ADMINISTRATIONAGREEMENT-EAFE